LAFAYETTE INDUSTRIES INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)
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                                                               Six Months Ended                  Three Months Ended
                                                                    June 30,                          June 30,
                                                             1996             1995             1996             1995
PRIMARY EARNINGS:
   Earnings (loss) from continuing operations            $(1,272,575)     $   283,249      $   (15,892)     $   142,127
   Earnings (loss) from discontinued operations             (398,285)         125,198           25,126           78,703
                                                         -----------      -----------      -----------      -----------
                                                         $(1,670,860)     $   408,447      $     9,234      $   220,830
                                                         ===========      ===========      ===========      ===========


SHARES:
   Weighted average number of common shares
     outstanding                                           1,818,571        2,201,561        2,087,143        2,269,863

   Weighted average number of common shares
     treated as held in escrow and canceled
     subsequent to March 31, 1996                                 --         (982,500)              --         (982,500)

   Assuming conversion of stock options and warrants              --           95,798               --               --
                                                         -----------      -----------      -----------      -----------

                                                           1,818,571        1,314,859        2,087,143        1,287,363
                                                         ===========      ===========      ===========      ===========

EARNINGS (LOSS) PER COMMON SHARE:
   Continuing operations                                 $      (.70)     $       .21      $      (.01)     $       .11
   Discontinued operations                                      (.22)             .10              .01              .06
                                                         -----------      -----------      -----------      -----------
                                                         $      (.92)     $       .31      $       .00      $       .17
                                                         ===========      ===========      ===========      ===========
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